EXHIBIT 99.1

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY […***…], HAS BEEN OMITTED BECAUSE LINEAGE CELL THERAPEUTICS, INC. HAS DETERMINED THE INFORMATION: (A) IS NOT MATERIAL AND (B) WOULD LIKELY CAUSE COMPETITIVE HARM TO RETROPHIN, INC. IF PUBLICLY DISCLOSED.
FIRST AMENDMENT TO OFFICE LEASE
This FIRST AMENDMENT TO OFFICE LEASE ("First Amendment") is made and entered into as of November 7, 2019, by and between KILROY REALTY, L.P., a Delaware limited partnership ("Landlord"), and RETROPHIN INC., a Delaware corporation ("Tenant").
Re c i t a l s :
A.    Landlord and Tenant entered into that certain Office Lease dated April 12, 2019 (the "Lease"), whereby Landlord leases to Tenant and Tenant leases from Landlord 77,242 rentable square feet of space (the "Original Premises") on the entirety of the second (2nd), third (3rd) and fourth (4th) floors of that certain building located at 3611 Valley Centre Drive, San Diego, California (the "Building").
B.    Landlord and Tenant are also parties to that certain Office Lease dated July 27, 2016 (as amended, the "Existing Lease"), whereby Tenant leases from Landlord and Landlord leases to Tenant certain space, as more particularly described in the Existing Lease and defined thereunder as the Existing Premises and the Swing Space Premises (which includes the "Suite 525 Premises" (defined below)).
C.    Tenant has exercised its right of first offer pursuant to Section 1.3 of the Lease, with respect to the Expansion Premises (defined below). Accordingly, Landlord and Tenant desire (i) to expand the Original Premises to include that certain space consisting of 26,435 rentable square feet of space (the "Expansion Premises"), comprising the entirety of the fifth (5th) floor of the Building to be commonly known as Suite 500, and consisting of (i) that certain 5,684 rentable square feet of space commonly known as Suite 525 (the "Suite 525 Premises") (which Tenant is currently leasing pursuant to the Existing Lease), and (ii) that certain 20,751 rentable square feet of space (i.e., the remainder of the fifth (5th) floor) (the "Remaining Fifth Floor Premises"), as delineated on Exhibit A attached hereto and made a part hereof, and (ii) to make other modifications to the Lease, and in connection therewith, Landlord and Tenant desire to amend the Lease as hereinafter provided.
A g r e e m e n t :
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.    Capitalized Terms. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this First Amendment.
2.    Modification of Premises.

2.1.    Suite 525 Premises. Commencing on the date that is one hundred fifty (150) days following the Expansion Commencement Date (defined in Section 2.2 below) (the "Suite 525 Commencement Date"), and continuing thereafter through the Lease Expiration Date under the Lease, Tenant shall lease from Landlord and Landlord shall lease to Tenant the Suite 525 Premises. The Suite 525 Commencement Date is anticipated to be April 1, 2021. Tenant acknowledges that Tenant currently occupies Suite 525 Premises pursuant to the Existing Lease, which Existing Lease shall expire, as to the Suite 525 Premises, on the Swing Space Expiration Date, as defined in the Second Amendment of the Existing Lease (which is anticipated to occur on August 31, 2020). Notwithstanding anything to the contrary in the Lease, to the extent Tenant moves occupants from the Suite 525 Premises into the Original Premises for the conduct of ordinary business prior to the Lease Commencement Date, such occupancy by such former Suite 525 occupants shall not cause the Lease Commencement Date for the Original Premises to occur. Additionally, Tenant shall have the right to occupy the Suite 525 Premises for the conduct of Tenant's business on and following the Lease Commencement Date under the Lease (and following the Swing Space Expiration Date under the Existing Lease), provided that all of the terms and conditions of the Lease, as hereby amended, shall apply, other than Tenant's obligation to pay Base Rent and Direct Expenses, as though the Suite 525 Commencement Date had occurred (although the Suite 525 Commencement Date shall only occur as set forth in the first sentence of this Section 2.1, above) upon such continued occupancy of the Suite 525 Premises by Tenant. For the avoidance of doubt, Tenant shall not be required to vacate the Suite 525 Premises notwithstanding the occurrence of the Swing Space Expiration Date under the Existing Lease, nor shall Tenant be deemed in holdover of the Suite 525 Premises as a result thereof. Consequently, subject to the immediately preceding sentence, effective upon the Suite 525 Commencement Date, the Original Premises shall be increased to include the Suite 525 Premises.
2.2.    Remaining Fifth Floor Premises. Commencing on the date that is one hundred fifty (150) days following the date Landlord delivers possession of the Remaining Fifth Floor Premises to Tenant (that date, the "Expansion Commencement Date"), and continuing thereafter through the Lease Expiration Date under the Lease, Tenant shall lease from Landlord and Landlord shall lease to Tenant the Remaining Fifth Floor Premises. The Expansion Commencement Date is anticipated to be November 1, 2020. Tenant hereby acknowledges that the Remaining Fifth Floor Premises is currently occupied by another tenant of the Building. Landlord represents to Tenant that (i) notwithstanding anything to the contrary indicated on Exhibit J to the Lease (as amended by this First Amendment) no party (including such existing tenant of the Remaining Fifth Floor Premises) has any presently-existing Superior Rights (as defined in the Lease) to the Remaining Fifth Floor Premises, (ii) such existing tenant of the Remaining Fifth Floor Premises does not have the right to extend the term of its lease, and (iii) Landlord shall not voluntarily agree to extend the term of such existing tenant’s lease. Landlord shall use commercially reasonable efforts to deliver possession of the Remaining Fifth Floor Premises on or prior to June 1, 2020, and if Landlord is unable for any reason to deliver possession of the Remaining Fifth Floor Premises to Tenant on any specific date (including, without limitation, due to continued occupancy of the Remaining Fifth Floor Premises or any part thereof by current tenants in possession and their failure to vacate), then Landlord shall not be subject to any liability for its failure to do so, and such failure shall not affect the validity of this First Amendment or the obligations of Tenant hereunder. Consequently, effective upon the Expansion Commencement Date, the Original Premises shall be increased to include the Remaining Fifth Floor Premises.
2.3.    Expansion Premises. The addition of the Expansion Premises to the Original Premises shall, effective as of later of the Suite 525 Commencement Date and the Expansion Commencement Date, increase the size of the Premises to approximately 103,677 rentable square feet and the Original Premises and the Expansion Premises shall collectively be referred to as the "Premises" thereafter. The period of time commencing on the Suite 525 Commencement Date and terminating on the Lease Expiration Date shall be referred to herein as the "Suite 525 Expansion Term." The period of time commencing on the Expansion

Commencement Date and terminating on the Lease Expiration Date, shall be referred to herein as the "Fifth Floor Expansion Term."
3.    Base Rent.
3.1.    Original Premises. Notwithstanding any provision to the contrary set forth in the Lease, prior to the Expansion Commencement Date, Tenant shall continue to pay monthly installments of Base Rent for the Original Premises in accordance with the terms and provisions of the Lease.

3.2.    Suite 525 Premises. Notwithstanding any provision to the contrary set forth in the Lease, commencing on the Suite 525 Commencement Date, and continuing throughout the Lease Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Suite 525 Premises as follows:

Period During Suite 525 Expansion Term	Annual Base Rent*	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot**
Suite 525 Commencement Date through Lease Month 12	$320,577.60	$26,714.80	$4.70
Lease Month 13 through Lease Month 24	$330,194.88	$27,516.24	$4.84
Lease Month 25 through Lease Month 36	$340,100.76	$28,341.73	$4.99
Lease Month 37 through Lease Month 48	$350,303.76	$29,191.98	$5.14
Lease Month 49 through Lease Month 60	$360,812.88	$30,067.74	$5.29
Lease Month 61 through Lease Month 72	$371,637.24	$30,969.77	$5.45
Lease Month 73 through Lease Month 84	$382,786.32	$31,898.86	$5.61
Lease Month 85 through Lease Expiration Date	$394,269.96	$32,855.83	$5.78
*For purposes of this Section 3.2 only, the term "Lease Month" shall mean each succeeding calendar month during the Suite 525 Expansion Term; provided that the first Lease Month shall commence on the Suite 525 Commencement Date and shall end on the last day of the first (1st) full calendar month of the Suite 525 Expansion Term, and that the last Lease Month shall expire on the Lease Expiration Date (i.e., rent bumps are anticipated to occur on April 1). The initial Monthly Installment of Base Rent amount was calculated by multiplying the initial Monthly Rental Rate per Rentable Square Foot amount by the number of rentable square feet of space in the Suite 525 Premises, and the initial Annual Base Rent amount was calculated by multiplying the initial Monthly Installment of Base Rent amount by twelve (12). In all subsequent Base Rent payment periods during the Suite 525 Expansion Term commencing on the first (1st) day of the full calendar month that is Lease Month 13, the calculation of each Monthly Installment of Base Rent amount reflects an annual increase of three percent (3%) and each Annual Base Rent amount was calculated by multiplying the corresponding Monthly Installment of Base Rent amount by twelve (12).
◊The Base Rent attributable to the Suite 525 Expansion Premises shall be abated pursuant to Section 3.4 below.
**The amounts identified in the column entitled "Monthly Rental Rate per Rentable Square Foot" are rounded amounts and are provided for informational purposes only.

3.3.    Remaining Fifth Floor Premises. Notwithstanding any provision to the contrary set forth in the Lease, commencing on the Expansion Commencement Date, and continuing throughout the Lease Term, Tenant shall pay to Landlord monthly installments of Base Rent for the Remaining Fifth Floor Premises as follows:

Period During Fifth Floor Expansion Term	Annual Base Rent*	Monthly Installment of Base Rent*	Monthly Rental Rate per Rentable Square Foot**
Expansion Commencement Date through Lease Month 12	$1,170,356.40	$97,529.70	$4.70
Lease Month 13 through Lease Month 24	$1,205,467.08	$100,455.59	$4.84
Lease Month 25 through Lease Month 36	$1,241,631.12	$103,469.26	$4.99
Lease Month 37 through Lease Month 48	$1,278,880.08	$106,573.34	$5.14
Lease Month 49 through Lease Month 60	$1,317,246.48	$109,770.54	$5.29
Lease Month 61 through Lease Month 72	$1,356,763.92	$113,063.66	$5.45
Lease Month 73 through Lease Month 84	$1,397,466.84	$116,455.57	$5.61
Lease Month 85 through Lease Expiration Date	$1,439,390.88	$119,949.24	$5.78
*For purposes of this Section 3.3 only, the term "Lease Month" shall mean each succeeding calendar month during the Fifth Floor Expansion Term; provided that the first Lease Month shall commence on the Expansion Commencement Date and shall end on the last day of the first (1st) full calendar month of the Fifth Floor Expansion Term, and that the last Lease Month shall expire on the Lease Expiration Date (i.e., rent bumps are anticipated to occur on November 1). The initial Monthly Installment of Base Rent amount was calculated by multiplying the initial Monthly Rental Rate per Rentable Square Foot amount by the number of rentable square feet of space in the Remaining Fifth Floor Premises, and the initial Annual Base Rent amount was calculated by multiplying the initial Monthly Installment of Base Rent amount by twelve (12). In all subsequent Base Rent payment periods during the Fifth Floor Expansion Term commencing on the first (1st) day of the full calendar month that is Lease Month 13, the calculation of each Monthly Installment of Base Rent amount reflects an annual increase of three percent (3%) and each Annual Base Rent amount was calculated by multiplying the corresponding Monthly Installment of Base Rent amount by twelve (12).
◊The Base Rent attributable to the Fifth Floor Expansion Premises shall be abated pursuant to Section 3.4 below.
**The amounts identified in the column entitled "Monthly Rental Rate per Rentable Square Foot" are rounded amounts and are provided for informational purposes only.

3.4.Expansion Premises Base Rent Abatement. Provided that no event of default occurs during the seven (7) month period commencing on the first (1st) day of the first (1st) full calendar month of the Suite 525 Expansion Term and ending on the last day of the seventh (7th) full calendar month of the Suite 525 Expansion Term (the "Suite 525 Base Rent Abatement Period"), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Suite 525 Premises during such Suite 525 Base Rent Abatement Period (the "Suite 525 Base Rent Abatement"). Additionally, provided that no event of default is occurring during the seven (7) month period commencing on the first (1st) day of the first (1st) full calendar month of the Fifth Floor Expansion Term and ending on the last day of the seventh (7th) full calendar month of the

Fifth Floor Expansion Term (the "Remaining Fifth Floor Base Rent Abatement Period" and, together with the Suite 525 Base Rent Abatement Period, the “Expansion Base Rent Abatement Period”), Tenant shall not be obligated to pay any Base Rent otherwise attributable to the Remaining Fifth Floor Premises during such Remaining Fifth Floor Base Rent Abatement Period (the “Remaining Fifth Floor Base Rent Abatement” and, together with the Suite 525 Base Rent Abatement, "Expansion Base Rent Abatement"). Landlord and Tenant acknowledge that the aggregate amount of the 525 Base Rent Abatement equals $187,003.60 (i.e., $26,714.80 per month) and the aggregate amount of the Remaining Fifth Floor Base Rent Abatement equals $682,707.90 (i.e., $97,529.70 per month). Tenant acknowledges and agrees that during the Expansion Base Rent Abatement Period, such abatement of Base Rent for the Expansion Premises shall have no effect on the calculation of any future increases in Base Rent or Direct Expenses payable by Tenant pursuant to the terms of the Lease, as hereby amended, which increases shall be calculated without regard to such Expansion Base Rent Abatement. Additionally, Tenant shall be obligated to pay all Additional Rent during the Expansion Base Rent Abatement Period. Tenant acknowledges and agrees that the foregoing Expansion Base Rent Abatement has been granted to Tenant as additional consideration for entering into this First Amendment, and for agreeing to pay the Base Rent for the Expansion Premises and perform the terms and conditions otherwise required under the Lease, as hereby amended. If Tenant is in default under the Lease, as amended, prior to or during such Expansion Base Rent Abatement Period and fails to cure such default within the notice and cure period, if any, permitted for cure pursuant to the Lease, as hereby amended, or if this Lease, as hereby amended, is terminated for any reason other than Landlord's breach of the Lease, as hereby amended, then the dollar amount of the unapplied portion of such Expansion Base Rent Abatement as of the date of such default or termination, as the case may be, shall be converted to a credit to be applied to the Base Rent applicable at the end of the Lease Term and Tenant shall immediately be obligated to begin paying Base Rent for the Premises in full. The foregoing Expansion Base Rent Abatement right set forth in this Section 3.4 shall be personal to the Original Tenant and shall only apply to the extent that the Original Tenant (and not any assignee, or any sublessee or other transferee of the Original Tenant's interest in the Lease, as hereby amended) is the Tenant under the Lease, as hereby amended, during such Expansion Base Rent Abatement Period.
3.5.    Advance Rent. Concurrently with Tenant's execution of this First Amendment, Tenant shall deposit with Landlord an amount equal to $124,244.50, for (i) the Base Rent for the Suite 525 Premises payable for the first full month of the Suite 525 Expansion Term which occurs after the Suite 525 Base Rent Abatement Period (i.e., $26,714.80) and (i) the Base Rent for the Remaining Premises for the first full month of the Expansion Term which occurs after the Remaining Fifth Floor Base Rent Abatement Period (i.e., $97,529.70).
4.    Tenant's Share of Direct Expenses. Prior to both the Suite 525 Commencement Date and the Expansion Commencement Date, Tenant shall continue to pay Tenant's Share of the Direct Expenses in connection with the Original Premises in accordance with the terms and provisions of the Lease. Notwithstanding any contrary provision contained in the Lease, (i) effective as of the Expansion Commencement Date, and continuing until the date immediately preceding the Suite 525 Commencement Date, Tenant shall pay Tenant's Share of Direct Expenses in connection with the Original Premises and the Remaining Fifth Floor Premises which arise or accrue during such period in accordance with the terms and provisions of the Lease, provided that Tenant's Share shall equal 73.9982%, and (ii) effective as of the Suite 525 Commencement Date, and continuing throughout the remainder of the Lease Term, Tenant shall pay Tenant's Share of Direct Expenses in connection with the entire Premises (i.e., the Original Premises and the entire Expansion Premises) which arise or accrue during such period in accordance with the terms and provisions of the Lease, provided that Tenant's Share shall equal 78.2905%.

5.    Condition of Premises.
5.1.    Original Premises. Except as expressly set forth in the Lease to the contrary, Landlord makes no representation, warranty or promise as to the condition of the Original Premises, the Building, or the Project or their suitability for the purpose intended by Tenant, and Landlord and Tenant acknowledge that Tenant has been occupying the Original Premises pursuant to the Lease, has had full opportunity to review the condition of the Original Premises, the Building and the Project, and has done so, and therefore, Tenant shall continue to accept the Original Premises, the Building and Project in their then presently existing, "as is" condition. Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Original Premises, except as set forth in Lease (including the Work Letter attached to the Lease).
5.2.    Expansion Premises. Except as expressly set forth in the Lease to the contrary, Landlord makes no representation, warranty or promise as to the condition of the Expansion Premises or the suitability for the purpose intended by Tenant. Except as specifically set forth in Section 6 below, Tenant shall accept the Expansion Premises in its presently existing, "as is" condition and Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Expansion Premises.
6.    Expansion Allowance. Notwithstanding any provision to the contrary contained herein, Tenant shall be entitled to a one-time tenant improvement allowance in an aggregate amount equal to One Million Nine Hundred Eighty-Two Thousand Six Hundred Twenty-Five and No/100 Dollars ($1,982,625.00) (i.e., $75.00 per rentable square foot of the Expansion Premises) (the "Expansion Allowance"), for the costs relating to the initial design and construction of Tenant's improvements that are permanently affixed to the Expansion Premises (the "Expansion Improvements"). In no event shall Landlord be obligated to make disbursements from the Expansion Allowance for costs which are unrelated to the Expansion Improvements (or if applicable pursuant to the last sentence of this Section 6, the Improvements in the Original Premises), or in a total amount which exceeds the Expansion Allowance. Subject to the Constructive Risk Alternatives (as defined in Section 4.2.1 of the Work Letter attached to the Lease as Exhibit B), any unused portion of the Expansion Allowance that is remaining as of the date which is six (6) months following the Suite 525 Commencement Date (subject to day-for-day extension to the extent of Landlord Delay, the "Expansion Allowance Deadline"), shall remain with Landlord and Tenant shall have no further right thereto. Except as set forth herein, Tenant shall perform the Expansion Improvements, at its sole cost and expense (except for the Expansion Allowance), in accordance with the terms of the Work Letter attached to the Lease as Exhibit B, as if the Expansion Improvements are the "Improvements" under the Work Letter and as if the Expansion Allowance is the "Improvement Allowance" under the Work Letter. The Expansion Improvements shall be treated the same as Improvements under the Lease. For the avoidance of doubt, Tenant may apply the Expansion Allowance toward the costs incurred for reasonable moving expenses, the installation of exterior and interior signage in accordance with the Lease, as hereby amended, the installation of Lines in the Expansion Premises, and other "soft costs" reasonably approved by Landlord, provided that the costs of the foregoing items shall not exceed an aggregate of $132,175.00 (i.e., $5.00 per rentable square foot of the Expansion Premises). Notwithstanding anything to the contrary herein or in the Lease, Tenant may apply up to of the $264,350.00 of the Expansion Allowance towards the costs relating to the construction of the Improvements in the Original Premises.
7.    Parking. In addition to Tenant's unreserved parking passes and reserved parking passes set forth in Section 9 of the Summary of the Lease, Tenant shall be entitled to use, (i) commencing on the Lease Commencement Date under the Lease, four (4) unreserved parking passes for every 1,000 rentable square feet of the Suite 525 Premises (for a total of twenty-two (22) unreserved parking passes with respect to Suite 525 Premises), and (ii) commencing on the Expansion Commencement Date, four (4) unreserved parking passes for every 1,000 rentable square feet of the Remaining Fifth Floor Premises (for a total of eighty-three (83) unreserved parking passes with respect to the Remaining Fifth Floor Premises), on the terms and conditions of Article 28 of the Lease.
8.    Security Deposit. Notwithstanding anything to the contrary in the Lease, the Security Deposit required in connection with the entire Premises shall be $599,295.27, and accordingly, the Security Deposit amount in Section 8 of the Summary of the Lease shall be amended to $599,295.27.
9.    Option Term. Tenant shall have the right to extend the Lease Term for the entire Premises (i.e., the Original Premises and the Expansion Premises) on the terms and conditions of Section 2.2 of the Lease.
10.    Modification. Notwithstanding anything to the contrary in the Lease, Exhibit J attached to the Lease is hereby replaced with Exhibit J attached to this First Amendment, which Exhibit J sets forth all the Superior Right Holders with presently existing expansion rights on the First Offer Space; provided, however, Tenant hereby acknowledges and agrees that tenants currently leasing the First Offer Space (or a part thereof) are not listed on Exhibit J but shall still be considered Superior Right Holders.
11.    Brokers. Landlord and Tenant hereby warrant to each other that they have had no dealings with any real estate broker or agent in connection with the negotiation of this First Amendment other than Cushman & Wakefield, Inc. and CBRE, Inc. (collectively, the "Brokers"), and that they know of no other real estate broker or agent who is entitled to a commission in connection with this First Amendment. Landlord shall pay the Brokers pursuant to the terms of separate commission agreements. Each party agrees to indemnify and defend the other party against and hold the other party harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including, without limitation, reasonable attorneys' fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of the indemnifying party's dealings with any real estate broker or agent, other than the Brokers. The terms of this Section 11 shall survive the expiration or earlier termination of this First Amendment.
12.    Signatures. The parties hereto consent and agree that this First Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this First Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this First Amendment electronically, and (2) the electronic signatures appearing on this First Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
13.    CASp. For purposes of Section 1938 of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Project, Building and Premises have not undergone inspection by a Certified Access Specialist (CASp). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: "A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises."

In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant's sole cost and expense, by a CASp approved in advance by Landlord, while any CASp inspection initiated by Landlord shall be conducted, at Landlord's sole cost and expense, by a CASp designated by Landlord; and (b) with respect to improvements or repairs required to correct violations discovered during a CASp inspection initiated by Tenant, pursuant to this Section 13 above, Tenant, at its cost, is responsible for making any repairs within the Premises to correct violations of construction-related accessibility standards; and, if anything done by Tenant or at Tenant's direction in its use or occupancy of the Premises shall require repairs to the Building (outside the Premises) to correct violations of construction-related accessibility standards, then Tenant shall, at Landlord's option, either perform such repairs at Tenant's sole cost and expense or reimburse Landlord upon demand, as Additional Rent, for the cost to Landlord of performing such repairs, provided that Landlord shall be solely responsible for the costs of performing such improvements or repairs to correct such violations of construction-related accessibility standards if such violations were discovered during a CASp inspection initiated by Landlord.
14.    No Further Modification. Except as set forth in this First Amendment, all of the terms and provisions of the Lease shall apply with respect to the Expansion Premises and shall remain unmodified and in full force and effect.
[Signatures appear on following page]

IN WITNESS WHEREOF, this First Amendment has been executed as of the day and year first above written.

"LANDLORD"
KILROY REALTY, L.P.,
a Delaware limited partnership
By:Kilroy Realty Corporation
a Maryland corporation

Its: General Partner

By: /s/ Nelson Ackerly
Name: Nelson Ackerly
Its: Senior Vice President, San Diego
By: /s/ Michael Nelson
Name: Michael Nelson
Its: VP Asset Management, San Diego

"TENANT"	RETROPHIN INC., a Delaware corporation By: /s/ Laura Clague Name: Laura Clague Its: Senior Vice President & Chief Financial Officer

EXHIBIT A
KILROY CENTRE DEL MAR
OUTLINE OF EXPANSION PREMISES

EXHIBIT J
SUPERIOR RIGHTS HOLDERS
(i.e., tenants with existing expansion rights)

Building Number	Expansion Space	Tenant Name	Type of Expansion Right
3721	Second (2nd) floor	[…***…]	Right of first refusal
3579	Entire building	[…***…]	Right of first refusal
3611	First (1st) floor	[…***…]	Right of first refusal
3611	A portion of first (1st) floor	[…***…]	Right of first refusal
3611	Suite 525 on the fifth (5th)floor	[…***…]	Right of first offer
3661	First (1st) floor	[…***…]	Right of first refusal
3611, 3661 and 3721	Re Right of first refusal: Entire buildings Re Expansion option: A portion of first (1st) floor of 3661 building	[…***…]	Right of first refusal and Expansion option

*This list does not include tenants currently leasing the First Offer Space, who shall also be considered Superior Right Holders.